                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   F O R M 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 Date of Report
                                 October 2, 1997
                                 ---------------


                             Solo Serve Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


0-19994                                                              74-2048057
-------------------------------------------------------------------------------
(Commission File Number)                (I.R.S. Employer Identification Number)

1610 Cornerway Blvd.
San Antonio, Texas                                                        78219
-------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)


               Registrant's telephone number, including area code:
                                 (210) 662-6262
                                 --------------

ITEM 1.  CHANGE OF CONTROL

         The principal stockholder, General Atlantic Corporation ("General Atlantic"), of Solo Serve Corporation (the "Company") has sold to Charles M. Siegel, the president and chief executive officer of the Company, 1,255,000 shares of the Company's common stock, or approximately 30% of the aggregate voting stock of the Company. General Atlantic continues to own 1,388,889 shares of the Company's Preferred Stock, which represents approximately 33% of the aggregate voting stock of the Company. Mr. Siegel purchased the shares in exchange for his promissory note in the principal amount of $125,500 payable to General Atlantic. This transaction occurred as part of a series of transactions described in Item 5 of this report.

ITEM 5.  OTHER EVENTS.

         a. The Company has replaced its previous revolving credit facility with a new $12 million revolving credit facility with Sanwa Business Credit Corporation. The description of the Sanwa loan contained in this report is qualified in its entirety by reference to the full text of the Loan and Security Agreement by and between the Company and Sanwa, a copy of which has been filed as Exhibit 10.1 to this report.

         The Sanwa loan will bear interest at the prime rate plus 1% floating and will mature three years after the closing date. Interest only shall be due and payable in monthly installments, with the then outstanding principal balance due at maturity.

         The advance rate under the Sanwa credit facility is in an amount equal to 70% of Solo Serve's eligible inventory during the period May 1 through December 10 of each year and 65% of eligible inventory at all other times. Depending upon the time of year, the Company's previous loan agreement provided for an advance rate of 55% to 60% of eligible inventory. Within the new loan facility, Solo Serve may obtain up to $2 million of letters of credit, which, if issued, reduce availability under the revolving loan dollar for dollar. In addition to advances made based upon the percentage of eligible inventory, Sanwa has made available an additional $750,000 based upon a letter of credit in such amount provided by the Company's principal stockholder, General Atlantic Corporation, for a term extending through December 31, 1998. In consideration for General Atlantic's agreement to provide the $750,000 standby letter of credit to Sanwa, the Company granted to General Atlantic a second lien security interest (subordinated to Sanwa) on the assets of the Company pledged to Sanwa. The description of the letter of credit and security agreement contained in this report is qualified in its entirety by reference to the complete text of the Letter of Credit and Security Agreement by and between the Company and General Atlantic, a copy of which is filed as Exhibit 10.5 to this report.

         In a related transaction, Chuck Siegel, President and Chief Executive Officer of Solo Serve, and a related family trust have loaned Solo Serve an aggregate amount of $500,000 (the "Siegel loan"). The loan bears interest at a rate of prime plus 1%, and requires monthly payments of interest only for a period of five years, at which time the principal becomes due. The Siegel loan is subordinated to the Sanwa credit facility and to repayment by the Company of any amounts advanced under the letter of credit issued by the Company's principal stockholder. The description of the Siegel loan contained in this report is qualified in its entirety by reference to the complete text of the notes evidencing the Siegel loan, copies of which are filed as Exhibits 10.3 and
10.4 to this report.

         Additionally, General Atlantic has sold to Mr. Siegel 1,255,000 shares of the Company's common stock, or approximately 30% of the aggregate voting stock of the Company, as described in Item 1 of this report.

         Contemporaneously with the transactions described above, Solo Serve entered into a new five year employment agreement with Mr. Siegel which amends the terms of his prior agreement and provides that Mr. Siegel will continue to serve as President and Chief Executive Officer of Solo Serve at an initial base salary of $312,000 per year, subject to a 4% per annum increase each September during the employment term. The new agreement also provides for a bonus of $30,000 payable in April 1998 and in April 1999 and deferred compensation in an aggregate amount up to twice Siegel's base salary under his prior employment agreement, vesting 15%, 30%, 45%, 60%, and 100%, respectively, over the five year term of the new agreement. The new employment agreement also provides for severance pay of up to two years' base salary as severance if he is terminated by the Company without Cause, as that term is defined in the new agreement. This summary of the employment agreement is qualified in its entirety by reference to the complete text of the new employment agreement, which is filed as Exhibit
10.2 to this report.

         The Sanwa loan documents contain customary affirmative covenants, negative covenants, events of default and other similar terms for asset-based loans of this type. The financial covenants are tested quarterly beginning January 31, 1998 and require Solo Serve to maintain specified Interest Coverage Ratios for various periods and specified minimum Net Worth, as defined in the loan agreement, on designated dates through the maturity of the loan. Solo Serve is required to maintain minimum Net Worth of $720,000 and $70,000, respectively, at January 31, 1998 and April 30, 1998 with the required Net Worth increasing thereafter as specified in the loan agreement. The loan agreement defines "Net Worth" as assets less liabilities, plus the amount of the Siegel loan. In addition, warranties and representations of the Company under the loan agreement include, among other things, that Mr. Siegel will continue to own at least 1,225,000 shares of Company Common Stock and that the members of the Board of Directors of the Company shall continue to consist of persons who presently serve on the board or who are persons for whom Mr. Siegel voted.

         b. The Company has entered into two Agreements of Purchase and Sale with Wilton Realty Company ("Purchaser") whereby the Company has agreed to sell its warehouse and distribution center complex located in San Antonio, Texas, and its three owned retail stores located on San Pedro Avenue, Soledad Street and S.W. Military Drive in San Antonio, Texas. While two agreements have been signed, one for the distribution center and one for the retail stores, each of the agreements is conditioned upon the other closing. The purchase price for the distribution center is $7,000,000 and the aggregate purchase price for the retail stores is $6,250,000. In addition to usual and customary conditions regarding the Purchaser's approval of the physical condition of the subject properties and the status of the Company's title to the subject properties, the agreements are subject to and conditioned upon the agreement of the Purchaser and the Company regarding the terms of definitive leases for each of the subject properties whereby the Company would lease back each of the properties for a term of twenty years. The San Pedro property would be leased back at an initial rent of $266,500 per year, the Soledad property at an initial rent of $254,000 per year and the S.W. Military Drive property at an initial rent of $120,000 per year. The rent for each of the stores would increase each year by one and one-half percent. The distribution center would be leased back at an initial rate of $973,000 per year. The rent on the distribution center would also be increased each succeeding lease year by one and one-half percent. Each of the Company's and the Purchaser's obligations under the Contracts are subject to and conditioned upon various other conditions set forth in the Contract, including, without limitation, the approval of the transaction by the Company's board of directors. No assurance can be given that the contemplated transaction will be consummated.

Forward-looking Statements

Forward-looking statements in this report are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. There are certain important factors that could cause results to differ materially from those anticipated by some of the statements made above. Investors are cautioned that all forward-looking statements involve risks and uncertainty. In addition to the factors discussed above, among the other factors that could cause actual results to differ materially are the following: general economic conditions, consumer demand and preferences, and weather patterns in the Company's markets; competitive factors, including continuing pressure from pricing and promotional activities of competitors; impact of excess retail capacity; the availability, selection and purchasing of attractive merchandise on favorable terms; availability of financing; and relationships with vendors and factors. Additional information concerning those and other factors are contained in the Company's Securities and Exchange Commission filings, copies of which are available from the Company without charge. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits. The following exhibits are filed as part of this report:

         Number            Document
         ------            --------

          10.1 Loan and Security Agreement by and between the Company and Sanwa Business Credit Corporation

          10.2 Employment Agreement by and between the Company and Charles M. Siegel

          10.3 Subordinated Promissory Note of the Company to Charles Siegel in Principal Amount of $400,000

          10.4 Subordinated Promissory Note of the Company to The Siegel Family Trust in Principal Amount of $100,000

          10.5 Letter of Credit and Security Agreement by and between the Company and General Atlantic Corporation

          10.6 Subordination and Intercreditor Agreement by and among the Company, Sanwa Business Credit Corporation, and General Atlantic Corporation

          10.7 Subordination and Intercreditor Agreement by and among the Company, Sanwa Business Credit Corporation, Charles M. Siegel, and The Siegel Family Trust

                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           SOLO SERVE CORPORATION



                                           By: /s/ Ross E. Bacon
                                              ---------------------
                                              Ross E. Bacon,
                                              Secretary and Chief
                                              Financial Officer

Dated:  October 2, 1997

                                  EXHIBIT INDEX


         Number            Document
         ------            --------

          10.1 Loan and Security Agreement by and between the Company and Sanwa Business Credit Corporation

          10.2 Employment Agreement by and between the Company and Charles M. Siegel

          10.3 Subordinated Promissory Note of the Company to Charles Siegel in Principal Amount of $400,000

          10.4 Subordinated Promissory Note of the Company to The Siegel Family Trust in Principal Amount of $100,000

          10.5 Letter of Credit and Security Agreement by and between the Company and General Atlantic Corporation

          10.6 Subordination and Intercreditor Agreement by and among the Company, Sanwa Business Credit Corporation, and General Atlantic Corporation

          10.7 Subordination and Intercreditor Agreement by and among the Company, Sanwa Business Credit Corporation, Charles M. Siegel, and The Siegel Family Trust